                                  Exhibit 23.1


                        Consent of Independent Auditors


The Board of Directors
Genesis Health Ventures, Inc.:

We consent to incorporation by reference in the registration statement on Form S-8 for the Genesis Health Ventures, Inc. Amended and Restated Employee Stock Option Plan of our reports, dated November 19, 1997, relating to the consolidated balance sheets of Genesis Health Ventures, Inc. and subsidiaries as of September 30, 1997 and 1996 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended September 30, 1997 and the related schedule, which reports appear in the September 30, 1997 annual report on Form 10-K/A of Genesis Health Ventures, Inc.


/s/ KPMG Peat Marwick LLP


Philadelphia, Pennsylvania
May 18, 1998

                                  Exhibit 23.1

                        Consent of Independent Auditors


The Board of Directors
Genesis Health Ventures, Inc.:

We hereby consent to the incorporation by reference in the registration statement on Form S-8 for the Genesis Health Ventures, Inc. Amended and Restated Employee Stock Option Plan of our report dated February 4, 1997, relating to the consolidated financial statements of The Multicare Companies, Inc. and subsidiaries as of December 31, 1996 and for each of the years in the three-year period ended December 31, 1996 which report is incorporated by reference in Amendment No. 1 to Genesis Health Ventures, Inc.'s current report on Form 8-K/A dated October 10, 1997 filed with the Securities and Exchange Commission.


/s/ KPMG Peat Marwick LLP

Philadelphia, Pennsylvania
May 14, 1998